Aimco works as a team. Joining Terry Considine (Chairman & CEO) on the dais and helping to ring the bell from left to right are: Leeann Morein, a 25-year Aimco veteran and its first CFO; Taran Francis, a 31-year Aimco veteran and Director of Service and Quality for the New York and Boston portfolios; Robert “Doc” Brownlee, a 28-year Aimco veteran and Service Manager in Atlanta; Lanny Martin, an Aimco Board member since IPO and Lead Independent Director; Jashba Mugica, a 16-year Aimco veteran and General Manager of Flamingo Point; and members of senior management whose average tenure is 16 years. Investor Presentation Aug/Sept 2019

ECONOMIC INCOME AND EARNINGS

Aimco's primary measure of long-term financial performance is Economic Income.

Measuring Aimco shareholder value creation by the per share change in Net Asset Value (NAV) plus Cash Dividends paid, Aimco Economic Income has compounded:

- Since IPO through 1Q 2019(1), at 14% annually; and
- Over the last five years, through 1Q 2019, at 10.6% annually, reflecting lower leverage and stable, full pricing for assets.

- Aimco publishes its NAV estimate semi-annually; as of 1Q 2019: NAV = $56 per share.

Over the same 25 years, since IPO, Aimco's Total Shareholder Return has tracked Economic Income, often with a lag.

- The result, compounded annually since IPO: **AIV *up* 11.8%; S&P 500 *up* 9.8%**
- 193 of the current S&P 500 companies have been public for 25 years. Aimco has outperformed two-thirds of these companies with a total return 45% above the median.

ECONOMIC INCOME:

- Captures the **VALUE CREATED** and **FUTURE GROWTH** expectations from investment ***before*** they are converted into earnings, and
- Is Aimco's compass when deciding to **ACCEPT LOWER SHORT-TERM EARNINGS** in order to achieve **GREATER LONG-TERM GAIN**.

Aimco accepted near-term earnings dilution in 2018 when it sold its Asset Management business. 4Q 2019 will be the first quarter where the increasing profitability of apartment operations will be apparent in year-over-year comparisons of FFO and AFFO. **Using the midpoint of our implied fourth quarter pro forma FFO guidance, adjusted for comparable capital replacement spending, we expect year-over-year AFFO growth to accelerate to ~8%.**

MORE FOCUSED EARNINGS CONTRIBUTION

- The contribution from real estate operations to Aimco bottom line has increased steadily since the planned exit from the affordable and asset management businesses was announced in 2011, and is expected to be 98% of AFFO in 2019.
- Other Earnings expected in 2019, defined as contributions from affordable, asset management, and tax related income, are forecast to be just 2% of AFFO, or $0.05 per share, down 90% over the same eight years.



$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
2012
2013
2014
2015
2016
2017
2018
2019E
Core Aimco Earnings
Other Earnings

(1) Represents Aimco's last published Net Asset Value of $56/sh at 3/31/2019 and share price at IPO as a proxy for NAV.

2

Operations Drive rent growth based on high levels of resident retention, through superior customer selection and satisfaction, coupled with disciplined innovation resulting in sustained cost control, to maximize NOI margins (peer-leading for each of the last eight quarters). Redevelopment and Development Create value and maximize earnings potential by the renovation and repositioning of apartment communities through small phase and major redevelopments. Portfolio Management/ Capital Allocation Maintain an apartment portfolio diversified by geography and price point with a focus on properties with high land value located in submarkets with outsized future growth prospects. Current capital allocation favors Redevelopment and Development on a risk-adjusted, leverage-neutral basis with average Free Cash Flow IRRs of ~10%, as compared to acquisition of stabilized properties with Free Cash Flow IRRs of 6% to 7%(1), and share repurchases with Free Cash Flow IRRs in the mid-7% range. Balance Sheet Utilize safe property debt that is low-cost, long-dated, amortizing, and non-recourse; limiting entity and refunding risk while maintaining asset flexibility. Team Focus intentionally on a collaborative and productive culture based on respect for others and personal responsibility, reinforced by a preference for promotion from within based on explicit talent development and succession planning to produce the strong, stable team that is the enduring foundation of Aimco success. Strategic focus Aimco Economic Income is the result of performance in five key business areas. Market-rate acquisition IRRs based on weighted-average, risk-adjusted IRRs in Aimco markets as published by Green Street Advisors.

PEER-LEADING SAME STORE OPERATIONS YTD through June 30, 2019, Aimco has: Revenue growth of 4.0%, 30 bps better than any peer; Expense growth of 1.3%, 80 bps better than any peer; Net operating income (NOI) growth of 5.0%, 90 bps better than any peer; and At the midpoint of full year guidance ranges, Aimco revenue and NOI growth are projected to lead the peer group, by 40 and 70 bps, respectively, more than peer averages. Aimco also leads the peer group with the highest YTD Same Store NOI margin of 73.2%, 70 bps ahead of the next closest peer. SAME STORE UPDATE Through July, Aimco has: Completed about 75% of leasing activity expected for the year; Increased average daily occupancy (“ADO”) year-over-year by 70 bps; and Improved blended lease rates year-over-year by 3.5%. Operations Update CHANGES IN SAME STORE RENTAL RATES 1Q 2019 2Q 2019 July 2019 YTD Leases RENEWALS 5.2% 5.0% 4.8% 5.0% NEW LEASES 0.8% 2.0% 2.6% 1.8% WT. AVG. 2.9% 3.6% 3.9% 3.5% AVERAGE DAILY OCCUPANCY (“ADO”) 97.0% 96.9% 96.6% 96.9% Indigo Redwood City, CA

INNOVATION & PRODUCTIVITY

- **Focus on efficient, productive operations:** Aimco considers Controllable Operating Expenses ("COE"), defined as property level expenses before taxes, insurance, and utilities, as one measure of operating efficiency.
  - 2019 Same Store COE growth is expected to be **50 bps**.
  - For the five years ended 2018, Aimco Same Store COE growth was **1.1%**, ***100 bps below the peer average***.(1)
  - For the five years ended 2018, Aimco Same Store Expense growth was **2.0%**, ***110 bps below the peer average***.(1)
  - For the ten years ended 2018, Aimco Same Store COE growth was **flat**.(2)
  - For the ten years ended 2018, Aimco Same Store Expense growth was **1.2%**, ***120 bps below the peer average***.(1)

- **Disciplined innovation is the foundation of Aimco cost control efforts. Innovative activities include:**
  - **Redesign work:** moving administrative tasks to the Shared Service Center reduces cost and allows site teams to focus on sales and service.
  - **Standardize processes and purchases:** reducing complexity, enhancing productivity, and increasing volume discounts.
  - **Invest consistently:** focus on total lifecycle costs by installing more durable in-unit materials such as plank flooring instead of carpet, and granite countertops instead of laminate.
  - **Leverage Technology:** meet today's customer preference for on-line self-service and convenience, while also reducing costs through such innovations as software controls, package lockers, and smart home technology.



Same Store Expense Growth
2013 - 2018
120
115
110
105
100
95
2013
2014
2015
2016
2017
2018
CAGR
3.1% Peer Avg
2.0% Aimco



Same Store COE Growth
2013 - 2018
120
115
110
105
100
95
2013
2014
2015
2016
2017
2018
CAGR
2.1% Peer Avg COE
1.1% Aimco COE

(1) Peer group consists of AVB, CPT, EQR, ESS, MAA, and UDR. Peer average COE is calculated, per Aimco's COE definition, as the CAGR of peer averages. SS Expense breakout is not publicly reported by MAA in 2014, therefore it was excluded from the 5-year COE average. For the four years ended 2018, Aimco COE growth was 1.3%, 70 bps below peer average (including MAA).
(2) Due to inadequate public Same Store COE disclosure from peers a ten-year comparison is not available.

5

Redevelopment Cycle “SMALL PHASE” REDEVELOPMENTS - INVENTORY MANAGEMENT When practical, Aimco prefers “small phase” redevelopments which provide optionality to improve the offering and flexibility to adjust the volume to market demand. Current examples include Bay Parc and the Center Tower at Flamingo Point. Managing inventory to meet demand optimizes pricing and allows for predictable NOI growth proportional to value creation. “MAJOR” REDEVELOPMENTS Aimco engages in “large phase” or “major” redevelopments when the scope of the project, or structure of the community, requires investment in larger building systems. Major redevelopments have comparable value creation, but their longer cycle time increases current period earnings dilution. Recent examples include The Sterling, Park Towne Place, and the North Tower at Flamingo Point. REDEVELOPMENT CYCLE Redevelopment contribution of value creation to Aimco Economic Income is largely consistent, while current period contribution to AFFO is more volatile, often reduced during construction and increasing as the redevelopment becomes stabilized, as described below. Stabilized Pre-Construction Value Creation Opportunity Based on location and ability to reposition the asset in the market AFFO Growth Opportunity Stabilized NOI, with the potential to outpace the market through repositioning Current Example Villas at Park La Brea Construction Phase Initial Value Creation GAV is created as redevelopment dollars are spent AFFO Dilution Down units and disruption to leasing from construction, partially offset w/ capitalized interest Current Example 707 Leahy, Flamingo Point Lease-Up Continued Value Creation GAV increases as construction is completed and lease-up begins AFFO Dilution Vacancy during lease up, increased marketing expenses, and minimal or no capitalized interest offset Current Example Parc Mosaic Post Redev NOI Stabilization Value Creation Fully Realized Full accretion from investment and incremental value creation Full AFFO Earnings Maximized earnings potential through intentional community design, targeted marketing, and successful repositioning Achieved up to 2 years after construction completion Current Example The Sterling

Redevelopment: 2019 Starts 707 Leahy, Redwood City, CA BEFORE: Aged improvements mask the quality of the location and the opportunity for higher rents. AFTER: Completely rebuilt top-down and inside-out, commanding rents that provide an accretive return on the incremental investment. In the second quarter, Aimco began a $24M major redevelopment of this 110-apartment home community and its amenities. 707 Leahy is located in one of the world’s most dynamic job markets and benefits from higher density than permitted under the current zoning code. Aimco expects to generate a FCF IRR of ~9% on this investment.

Redevelopment: 2019 Starts Flamingo Point, Miami Beach, FL Aimco will complete, by year-end, the initial $40M phase of redevelopment which includes the creation of a 43,000 square foot entry plaza, new retail offerings, common area upgrades, plus extensive landscaping and exterior amenities. Aimco has begun the major renovation of the 366 apartment homes in the North Tower with initial occupancies expected in 3Q 2021. Aimco believes the construction risk associated with this $170M investment is similar to our recently completed redevelopment of Park Towne Place and The Sterling and the lease-up risk is similar to our One Canal and Indigo developments. Aimco has also begun the small phase redevelopment of the Center Tower. Aimco expects to invest $70M in the renovation of 520 apartment homes, on-the-turn, at a pace dictated by the market, thereby limiting construction and lease-up risk. Aimco believes the risks associated with this $70M investment to be similar to our Saybrook Pointe and Bay Parc redevelopments. Upon completion of the amenities, common areas, and apartments in the North and Center towers, we will have invested $280M, generating a FCF IRR of ~10% on the incremental investment, 400 bps greater than the expected free cash flow from the properties being sold to fund this investment. After redevelopment Flamingo Point will be an exclusive waterfront neighborhood containing distinct and differentiated communities in a resort setting, with tropical landscape, refined and tailored retail offerings, and luxury amenities.

Redevelopment Pipeline POTENTIAL REDEVELOPMENT PROJECTS Aimco plans future starts to backfill its redevelopment pipeline taken from opportunities illustrated below. The menu shown above is representative of the communities whose redevelopment or development is being considered through 2021. Actual projects and their scope will differ depending on approvals. MIAMI Bay Parc (Additional Phases) PHILADELPHIA Chestnut Hall GREATER LA Villas at Park La Brea HillCreste MINNEAPOLIS Calhoun Beach Club (Expanded Scope) GREATER WASHINGTON, DC Bent Tree Foxchase SAN DIEGO Mariner's Cove NEW YORK CITY East 88th & 2nd Ave DENVER Anschutz Expansion (Additional Phases) BAY AREA Preserve at Marin (Expansion)

PORTFOLIO MANAGEMENT

Aimco allocates capital on a leverage-neutral basis in accordance with its FCF IRR paired-trade discipline.

Aimco considers unlevered risk-adjusted returns from a menu of capital uses including:	Aimco considers portfolio implications and execution risks such as:	Aimco considers its cost of unlevered equity capital, including:
• Capital Enhancements • Redevelopment • Development • Acquisitions • Leverage reduction • Share buybacks	• Geographic market concentrations • Price point concentrations • Competitive new supply • Entitlement risk • Construction risk • Lease-up risk	• Sale of lower-rated properties • Sale of partial interests in higher-rated properties • Issuance of shares or OP units

Aimco continues to be active in the pursuit of value-creating opportunities both inside and outside its portfolio.

Capital Allocation Category	Description	Aimco Example
Covered-land investments	Land value that approaches or exceeds the current developed value.	Eastpointe/Parc Mosaic & 1001 Brickell Bay Drive/Yacht Club
Under-managed communities	Communities that benefit from Aimco's peer-leading operating platform and property management.	Bent Tree & Avery Row
OP unit transactions	Tax-advantaged transactions where Aimco's UP-REIT platform offers benefit to the seller.	Philadelphia portfolio
Acquisition of new construction	Aimco bears lease-up risk but has no construction risk.	Vivo & Cambridge acquisition
Stock buybacks	Selling assets at market prices to reinvest in the Aimco portfolio at a meaningful discount to NAV.	2018 purchases of 8.7M shares at prices averaging $45 per share • AIV has existing authorization to repurchase 10.6M shares

10

PORTFOLIO MANAGEMENT


Bent Tree
Fairfax County, VA


777 South Broad
Philadelphia, PA

2018 & 2019 YTD CAPITAL ALLOCATION

- Since the beginning of 2018, Aimco has sold ~$1 billion of real estate, generally lower-rated communities in less desirable submarkets.
- Aimco reinvested the sales proceeds in redevelopment and purchase of communities located in more attractive submarkets and with higher expected FCF IRRs.

	Redevelopment & Development	Property Acquisitions	Share Buyback	Total Investment	Property Sales	
Proceeds / Investment	$272M	$728M	$394M	**$1,394M**	**$1,020M**	
NOI Yield	6.1%	5.5%	5.6%	**5.7%**	**5.3%**	**+40 bps**
FCF Yield	6.0%	5.0%	5.2%	**5.3%**	**4.7%**	**+60 bps**
FCF IRR	11.1%	8.5%	8.0%	**8.9%**	**6.3%**	**+260 bps**

- Total investment (Uses) exceed property sales (Sources) in the table above by $374M: $300M funded by the sale of the Asset Management business; and $74M funded temporarily by short-term borrowing, pending completion of the Brickell Bay Drive paired trade.
- Value creation from investments often shows up in NAV and Economic Income before it adds to earnings. For example, in-process Redevelopments and Developments in 2Q 2019 contributed $5.6M to NOI. Upon stabilization in 4Q 2022, we expect annualized NOI of $63M, prior to funding costs, estimated at $18M annually.
- While Aimco paired trades increase current NOI and Free Cash Flow, the most important improvement is the increased expected rate of growth.

11

PORTFOLIO MANAGEMENT

In 2019 Aimco has **RE-ALLOCATED CAPITAL** from submarkets with lower-growth prospects, such as Suburban Chicago, to submarkets with **HIGHER-GROWTH PROSPECTS**, such as Miami Beach (through redevelopment of Flamingo Point) and Brickell (through acquisition of 1001 Brickell Bay Drive).

1001 Brickell Bay Drive

In July, in an off-market transaction, Aimco acquired for $157M a 95% interest in the office building located contiguous to its Yacht Club apartments. Combining the two properties, Aimco owns 4.2 acres with more than 600 linear feet of Biscayne Bay frontage.



	1001 Brickell Bay Drive (Office Use)	Property Sales (Expected)	Approximate Spread
NOI Yield (Initial at 85% Occ)	mid/high - 5%	mid/high - 5%	+10 bps
NOI Yield (Stabilized at 92% Occ)	low/mid - 6%	mid/high - 5%	+60 bps
FCF IRR	mid - 8%	~6.0%	+250 bps

This acquisition has:

- **LIMITED DOWNSIDE** due to the demand for office space in Brickell and the attractive current return from the existing office use.
- **CONSIDERABLE UPSIDE** due to demand in Brickell for more intense real estate uses ranging from office, retail, and hotels to condominiums and rental apartments. The highest land values will likely result from a combination of these uses, in a premier waterfront development with permanently unobstructed views.

Nearby land has been developed with an 86-story tower. Equal or greater density is permitted by right under the existing zoning. **Development of mixed-use, high rise buildings is not within Aimco investment policies. We expect such a development will be undertaken by a purchaser of the two properties.**

12

High quality balance sheet Aimco limits risk through balance sheet structure Manage refunding risk by low leverage, long duration, and regular amortization: 32% LTV 24% LTV subject to refunding at maturity after consideration of perpetual preferred securities and annual amortization of property debt, funded through retained earnings 2.5% average annual refunding risk(1) Average duration of Aimco debt is more than 9 years ~20% longer than peer average. Limit entity risk: Finance primarily with non-recourse property debt and preferred equity Maintain liquidity and financial flexibility: Ample available credit: $800M revolving credit facility currently largely available A pool of unencumbered properties: Valued at ~$2.3B. Maintain investment grade rating as confirmation of the safety of Aimco’s balance sheet. One Canal Boston, MA Aimco balance sheet data is calculated based on balances at June 30, 2019, pro forma the financing activity closed in July and August, previously announced with the 2Q Earnings Call. Refunding risk is calculated as the average annual refunding exposure as a percentage of GAV as estimated by Green Street Advisors.

High quality balance sheet $247M of property debt is payable at par in 2020 but does not mature until 2021; Aimco intends to repay this debt in 2020. Refunding risk is lower than total leverage due to principal amortization paid from retained earnings. Since September 2018, through net leverage decisions, such as property debt refinancing and redeeming Aimco preferred stock, Aimco has reduced its weighted average cost of leverage by more than 50 bps (>$20M annually) and extended its duration. By growing the value of its unencumbered properties, Aimco has improved the safety and flexibility of its balance sheet.

TEAM AND CULTURE TEAM ENGAGEMENT Out of hundreds of participating companies, Aimco is one of seven recognized as a "Top Place to Work" in Colorado for each of the past seven years. In 2019, Aimco was, for the first time, recognized as a “Top Place to Work” in the Bay Area. For the past five years, Aimco team engagement scores, on a 1 to 5 scale, have averaged better than 4. TALENT AND SUCCESSION PLANNING In 2018, Aimco invested $1.9M in team member training and development. Aimco prefers promotion from within and maintains a talent pipeline for every executive officer position, including CEO. Aimco plans in advance for succession. Positions are filled considering the business strategy and needs at the time of a vacancy, with the candidates’ skills, experience, expertise, leadership, and fit. The Aimco Board of Directors participates actively in succession planning and reviews in detail annually candidate development and the executive talent pipeline. Further, the Board engages directly and regularly with executive officers and the candidates for their succession.

Paul Beldin EVP & Chief Financial Officer 11 Years John Bezzant EVP & Chief Investment Officer 13 Years Lisa Cohn EVP & General Counsel 17 Years Miles Cortez EVP & Chief Administrative Officer 18 Years Matt Eilen Property Operations Finance 9 Years Patti Fielding EVP: Debt & Treasurer President: Aimco Investment Partners 22 Years Michael Englhard Redevelopment Construction Services 6 Years Kristina Howe Property Operations & Marketing 17 Years Jennifer Johnson Human Resources 15 Years Keith Kimmel EVP Property Operations 17 Years Didi Meredith Property Operations West Operations 13 Years Leann Morein Compliance 25 Years Kevin Mosher Property Operations East Operations 11 Years Wes Powell EVP Redevelopment 15 Years Terry Considine Chairman & CEO 44 Years Patti Shwayder Government Relations & Communications 17 Years Lynn Stanfield EVP Finance & Tax 18 Years Richard Hawthorne Redevelopment Construction Services 11 Years Martin Sprang Asset Quality & Service 13 Years Aimco benefits from a long-tenured team with an average of 16 years of Aimco service. Andrea Young IT New Hire Aimco senior leadership team

Why invest in Aimco? Best-in-Class Operations: Lower resident turnover through intentional focus on customer selection and satisfaction drives peer-leading margins. Paired-Trade Capital Allocation Discipline: Aimco adheres to a disciplined paired-trade strategy comparing expected unlevered returns on each of its capital allocation uses to the expected unlevered costs of capital. Aimco invests up to 3% of its GAV at FCF IRRs of ~10% annually in repositioning existing properties and constructing new ones, adding on average, $0.40 to Net Asset Value for every dollar invested in the last 5 years. Since 2016, notwithstanding a fully priced market, Aimco has made $1.4B of opportunistic acquisitions where Aimco had a comparative “advantage” that provided outsized value creation. Indigo, Palazzo (reacquisition of 47% interest from JV partner), Bent Tree Apartments, Philadelphia portfolio, Avery Row, Cambridge development, and 1001 Brickell Bay Drive; These acquisitions, funded with paired trade sales, increased expected FCF IRR by ~300 bps. Geographically Diversified: Targeting 12 of the largest markets in the nation. Safe and Flexible Balance Sheet: Aimco is the only REIT in its peer group that primarily uses safe, non-recourse, property level financing while maintaining an investment grade rating as confirmation of the safety of its balance sheet. Bay Parc Miami, FL

FORWARD LOOKING STATEMENTS & other INFORMATION This presentation contains forward-looking statements within the meaning of the federal securities laws, including, without limitation, statements regarding projected results and specifically forecasts of 2019 expectations, including but not limited to: AFFO and selected components thereof; Aimco redevelopment and development investments and projected value creation from such investments; Aimco refinancing activities; and Aimco liquidity and leverage metrics. These forward-looking statements are based on management’s judgment as of this date, which is subject to risks and uncertainties. Risks and uncertainties include, but are not limited to: Aimco’s ability to maintain current or meet projected occupancy, rental rate and property operating results; the effect of acquisitions, dispositions, redevelopments and developments; Aimco’s ability to meet budgeted costs and timelines, and achieve budgeted rental rates related to Aimco redevelopments and developments; and Aimco’s ability to comply with debt covenants, including financial coverage ratios. Actual results may differ materially from those described in these forward-looking statements and, in addition, will be affected by a variety of risks and factors, some of which are beyond Aimco’s control, including, without limitation: Real estate and operating risks, including fluctuations in real estate values and the general economic climate in the markets in which Aimco operates and competition for residents in such markets; national and local economic conditions, including the pace of job growth and the level of unemployment; the amount, location and quality of competitive new housing supply; the timing of acquisitions, dispositions, redevelopments and developments; and changes in operating costs, including energy costs; Financing risks, including the availability and cost of capital markets’ financing; the risk that cash flows from operations may be insufficient to meet required payments of principal and interest; and the risk that earnings may not be sufficient to maintain compliance with debt covenants; Insurance risks, including the cost of insurance, and natural disasters and severe weather such as hurricanes; and Legal and regulatory risks, including costs associated with prosecuting or defending claims and any adverse outcomes; the terms of governmental regulations that affect Aimco and interpretations of those regulations; and possible environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of apartment communities presently or previously owned by Aimco. In addition, Aimco’s current and continuing qualification as a real estate investment trust involves the application of highly technical and complex provisions of the Internal Revenue Code and depends on Aimco’s ability to meet the various requirements imposed by the Internal Revenue Code, through actual operating results, distribution levels and diversity of stock ownership. Pursuant to its existing authority to repurchase up to an additional 10.6M shares, Aimco may make repurchases from time to time in the open market or in privately negotiated transactions at the Aimco’s discretion and in accordance with the requirements of the SEC. The timing and amount of repurchases, if at all, will depend on market pricing as well as other conditions. Readers should carefully review Aimco’s financial statements and the notes thereto, as well as the section entitled “Risk Factors” in Item 1A of Aimco’s Annual Report on Form 10-K for the year ended December 31, 2018, and the other documents Aimco files from time to time with the Securities and Exchange Commission. These forward-looking statements reflect management’s judgment as of this date, and Aimco assumes no obligation to revise or update them to reflect future events or circumstances. This presentation does not constitute an offer of securities for sale. Glossary & Reconciliations of Non-GAAP Financial and Operating Measures Financial and operating measures discussed in this document include certain financial measures used by Aimco management, that are measures not defined under accounting principles generally accepted in the United States, or GAAP. Certain Aimco terms and Non-GAAP measures are defined in the Glossary and Reconciliations of Non-GAAP Financial and Operating Measures included in Aimco’s Second Quarter 2019 Earnings Release dated August 1, 2019.